UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2014
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 30, 2014 the Board of Directors of the Company (the “Board”), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, appointed Mr. Edward J. “Ned” Kelly, III to the Board, effective August 1, 2014. Mr. Kelly has been appointed as a Class I Director and as such will be nominated for election at the Company’s 2015 annual general meeting of shareholders. He has been named to the Audit Committee and to the Risk and Finance Committee of the Board.
As disclosed in the Form 8-K12B relating to the Company’s redomestication to Ireland, filed with the Securities and Exchange Commission on July 1, 2010, all other directors and the secretary of the Company have entered into indemnification agreements with XLIT Ltd. (formerly XL Group Ltd.); accordingly, Mr. Kelly entered into such an indemnification agreement effective August 1, 2014. There are no arrangements or understandings between Mr. Kelly and any other person pursuant to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.
In connection with the appointment of Mr. Kelly as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan (the "Plan"), the Board authorized the grant to Mr. Kelly of options to purchase 5,000 of the Company's ordinary shares at an exercise price equal to the last reported sale price of the Company's ordinary shares on August 1, 2014. The options granted to Mr. Kelly vest in three equal installments on the first, second and third anniversary of the grant date, assuming Mr. Kelly is still serving as a director on the vesting date, and have a term of ten years. The Board also approved a grant to Mr. Kelly of fully vested ordinary shares equal to the pro-rated portion of the value of the annual equity award granted to non-employee members of the Board for their service between May 2014 and April 2015. The number of Shares to be granted will be determined using the last reported sale price of the Company’s ordinary shares on August 1, 2014.
In addition, the Company has also agreed to pay Mr. Kelly a retainer fee equal to the pro rata cash portion of the annual retainer fee payable to non-employee members of the Board until the Company's 2015 annual general meeting of shareholders.
The press release issued by the Company on August 4, 2014 announcing the appointment of Mr. Kelly to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (“XL Group plc announces the appointment of Edward J.“Ned” Kelly to its Board of Directors”) dated August 4, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XL Group plc
(Registrant)

Date: August 4, 2014	By:	/s/ Kirstin Gould
Kirstin Gould General Counsel and Secretary